UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2002

VERSANT CORPORATION

(Exact name of Registrant as specified in its charter)

California

State or other jurisdiction of incorporation)

000-28540	94-3079392
(Commission File Number)	(IRS Employer Identification No.)

6539 Dumbarton Circle, Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

(510) 789-1500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 4:                 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective May 23, 2002, Versant Corporation elected to change its certifying accountant and states the following in connection with the change:

(i)            Effective May 23, 2002, we dismissed Arthur Andersen LLP as our independent accountants.

(ii)           The reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended December 31, 2000 and the ten-month transition period ended October 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)          The decision to dismiss Arthur Andersen was approved by our audit committee and board of directors on May 23, 2002.

(iv)          In connection with the audits of our financial statements for the years ended December 31, 1999 and December 31, 2000,  the ten-month transition period ended October 31, 2001 and the subsequent interim periods, preceding the dismissal, we had no disagreements with Arthur Andersen, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with its reports.  We have requested Arthur Andersen to furnish a letter addressed to the Commission whether it agrees with the above statements.  A copy of that letter, dated June 24, 2002, is filed as Exhibit 16 to this 8-K.

We engaged KPMG LLP as our new independent auditors effective May 23, 2002.

ITEM 7:                 FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibit No	Exhibit
	16	Letter s from Arthur Andersen LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2002	VERSANT CORPORATION

	By:	/s/ Lee McGrath
Lee McGrath Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary